EXHIBIT 5.3

THOMAS A. ANSLEY	EDWARD M. FRIEND, III
HAROLD I. APOLINSKY	RUSSELL CARTER GACHE’
JOHN BAGGETTE	JENNIFER J. GALLIGAN
KATHERINE N. BARR	STEPHEN R. GEISLER
ROBERT R. BAUGH	GAILE PUGH GRATTON
ROBIN L. BEARDSLEY	PETER J. HARDIN
CHRISTOPHER S. BERDY	JACK E. HELD
JOSEPH S. BLUESTEIN	JERRY E. HELD
CHRISTOPHER A. BOTTCHER	AMANDA C. HINES
STEVEN A. BRICKMAN	KAYE K. HOUSER
C. BRANDON BROWNING	JOHN M. HUNTER
JOHN P. BURBACH	ELIZABETH H. HUTCHINS
DANIEL J. BURNICK	DONALD E. JOHNSON
TIMOTHY A. BUSH	SHIRLEY M. JUSTICE
JULIAN D. BUTLER	MARY KROHN KAMPLAIN
JAMES B. CARLSON	JAMES W. KING
JOHN T. CARNEY	MICHAEL B. MADDOX
JOHN GREGORY CARWIE	JAY G. MAPLES
RICHARD COHN	MELINDA M. MATHEWS
STEPHEN G. COLLINS	J. RUSHTON McCLEES
JASON W. CONNELL	KERRY P. McINERNEY
JOHN H. COOPER	DAVID R. MELLON
KRISTEN S. CROSS	JEFFREY G. MILLER
J. MASON DAVIS, JR.	RICHARD L. MORRIS
TIMOTHY D. DAVIS	T. JULIAN MOTES
THAD A. DAVIS	J. SANFORD MULLINS, III
GREGGORY M. DEITSCH	GEORGE M. NEAL, JR.
CHARLES R. DRIGGARS	RODNEY E. NOLEN
KARL B. FRIEDMAN

2311 Highland Avenue South
Birmingham, Alabama 35205
Reply to:
Post Office Box 55727
Birmingham, Alabama 35255 -5727
Telephone (205) 930-5100
Facsimile (205) 930-5101
Writer’s direct dial number:
(205) 930-5300
Writer’s direct e-mail address:
tansley@sirote.com

LENORA WALKER PATE	REGISTERED PATENT ATTORNEYS:
STEPHEN B. PORTERFIELD	C. BRANDON BROWNING
REBECCA WRIGHT PRITCHETT	RUSSELL CARTER GACHE’
SHAUN K. RAMEY	J. JEFFERY RICH
CYNTHIA RANSBURG-BROWN
C. LEE REEVES	SCHOLAR IN RESIDENCE:
J. JEFFERY RICH	PROFESSOR JOSEPH W. BLACKBURN
JOE H. RITCH
JOSEPH T. RITCHEY	OF COUNSEL:
SARAH WRIGHT RUFFNER	LEIGH A. KAYLOR
MAURICE L. SHEVIN	STUART LEACH
J. SCOTT SIMS	MELISSA LINDQUIST-KING
BRADLEY J. SKLAR	ROBERT MOSS
ANTHONY R. SMITH	WILLIAM E. PIPKIN, JR.
KYLE T. SMITH	HEATHER RENFRO
RODERIC G. STEAKLEY	GINNY COCHRAN RUTLEDGE
CRAIG M. STEPHENS	DON H. SPENCER
JUDITH F. TODD	JEFF G. UNDERWOOD
THOMAS G. TUTTEN, JR.	SANDRA L. VINIK
GEORGE M. VAN TASSEL, JR.	CAROLINE E. WALKER
JAMES E. VANN	SUSANNAH R. WALKER
J. KEVIN WEBB	J. STEVEN WILKES
J. LANCE WEBSTER
JAMES S. WILLIAMS
DAVID M. WOOLDRIDGE	JAMES L. PERMUTT - RETIRED
DONALD M. WRIGHT
PETER M. WRIGHT	MORRIS K. SIROTE (1909-1994)
E. M. FRIEND, JR. (1912-1995)
WILLIAM G. WEST, JR. (1922-1975)
MAYER U. NEWFIELD (1905-2000)

April 8, 2004

Atrium Companies, Inc.
3890 West Northwest Highway
Suite 500
Dallas, Texas 75220

Re:	Local Counsel Opinion for R.G. Darby Company, Inc., and Total Trim, Inc.

Ladies and Gentlemen:

We have acted as special counsel in the State of Alabama (the “State”) to each of R.G. Darby Company, Inc., an Alabama corporation (“Darby”), and Total Trim, Inc., an Alabama corporation (“Total Trim” and, together with Darby, “Guarantors”), each of which is a subsidiary of a subsidiary of Atrium Companies, Inc. (“Parent Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed or to be filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) by Parent Company and the subsidiaries of Parent Company listed in the Registration Statement, including Guarantors. The Registration Statement relates to the issuance by Parent Company of up to $50,000,000 aggregate principal amount of its 10 1/2% Senior Notes due 2009 (the “New Notes”) and the issuance by Guarantors of guarantees with respect to the New Notes. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

The New Notes and the guarantees will be issued under an indenture, dated as of May 17, 1999, and a third supplemental indenture, dated as of November 18, 2003 (as so supplemented, the "Indenture”) among Parent Company, as issuer, the Guarantors and other subsidiaries of Parent Company and U.S. Bank National Association, as trustee (“Trustee”). The New Notes will be offered by Parent Company in exchange for $50,000,000 aggregate principal amount of its outstanding 10 1/2% Senior Notes due 2009.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents and instruments:

     1. The Indenture;

     2. Guarantee dated as of December 10, 2003, executed by Darby (the "Darby Guarantee”);

     3. Guarantee dated as of December 10, 2003, executed by Total Trim (the “Total Trim Guarantee” and, together with the Total trim Guarantee, the "Guarantees”); and

     4. A Certificate of Secretary for Guarantors certifying (i) the Certificate of Incorporation and By-laws for each Guarantor, (ii) resolutions duly adopted by the Board of Directors of each Guarantor with respect to the execution of the Indenture and the respective Guarantees, and (iii) certificates of existence for each Guarantor dated April 5, 2004, issued by the Secretary of the State for the State (collectively, the “Organizational Documents”).

The Indenture and the Guarantees are referred to herein, collectively, as the "Opinion Documents.”

Except to the extent otherwise specified with respect to any particular opinion expressed below, we have also examined and relied on the originals or copies of such other certificates of public officials and of officers of Guarantors and have made such other investigation as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have relied without independent investigation upon the Opinion Documents and the Organizational Documents. We are not aware of any information which contradicts or varies from the statements set forth in such documents and certificates as relevant to the opinions expressed below.

In rendering our opinions expressed below we have, with your consent, assumed the legal capacity of all natural persons executing documents, that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, that all documents submitted to us as originals or duplicate originals are authentic, that each document submitted to us as a draft has been or will be executed in the form of the draft submitted with no additions or deletions, that all documents submitted to us as copies (whether certified or not) conform to authentic original documents, and that all public records (including their proper indexing and filing) are accurate and complete. Additionally, we have, with your consent, assumed and relied upon the following without undertaking any independent investigation or inquiry:

(a)	with respect to the factual matters set forth herein, (i) the accuracy and completeness of all certificates and other statements, documents, records and papers reviewed by us (including without limitation the Opinion Documents and the Organizational Documents), and (ii) the accuracy and completeness of all representations, warranties, schedules and exhibits referenced in the documents, instruments and certificates identified in numbered paragraphs 1 through 4 above and in each other document and instrument contemplated therein (collectively, the "Transaction Documents”);

(b)	the persons who approved the execution and delivery of the Opinion Documents on behalf of the Guarantors did not violate any fiduciary duty owed to the respective Guarantors or their shareholders in connection with such approval;

(c)	each Opinion Document has been physically delivered by the Guarantors to Trustee and every condition to such delivery has been satisfied by the Guarantors or waived by the Trustee;

(d)	the execution and delivery of the Transaction Documents are free of mutual mistake, misrepresentation, criminal activity, undue influence and duress, and the Transaction Documents comply with any test required by law of good faith or fairness, and each party thereto will act in accordance with the terms and conditions of the Transaction Documents;

(e)	adequate consideration has been received by the Guarantors for the execution, delivery and performance of the Opinion Documents; and

(f)	each Guarantor has timely filed the Alabama Business Privilege Tax Return and Annual Report (“Form PSA”), and has paid all filing fees and taxes required by such Form PSA, with the Department of Revenue of the State.

Each of the foregoing assumptions has been made without any independent investigation or verification on our part and we express no opinion with respect to the subject matter or accuracy of such assumptions.

Subject to and based upon the foregoing and the further assumptions, qualifications and limitations set forth below, we are of the opinion that:

     1. Each Guarantor is a corporation duly incorporated, validly existing, and in good standing under the laws of the State and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties, and to execute, deliver and perform all of its obligations under the Opinion Documents to which it is a party.

     2. Each Guarantor has duly authorized, executed and delivered the Opinion Documents to which it is a party.

     3. The execution and delivery by each Guarantor of the Opinion Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not and will not (i) require any consent or approval of its stockholders, or (ii) violate any provision of any law, rule or regulation of the State.

The opinions as expressed herein are subject to the following qualifications, limitations and comments:

     A. The opinions expressed in Paragraph 1 above are based solely on the Organizational Documents and the various assumptions set forth herein.

     B. The opinions set forth herein are subject to and limited by the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, and moratorium laws, and are subject to limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally, to principles of public policy, to the rights of account debtors and other persons, and to the effect of general principles of equity.

     C. We neither express nor imply any opinion regarding the effect of or the applicability of any income, franchise, or any other tax measured on or with respect to net income or gross receipts of any creditor or any other party to the Transaction Documents, or any instrument or agreement referred to therein or executed or delivered in connection therewith. We advise you, without expressing any opinion on the applicability of the tax, that in 1999, the State adopted Alabama Code (1975) Sections 40-14A-21 to 40-14A-29 (the “Alabama Privilege and Corporation Shares Tax Act”), to provide an annual privilege tax upon entities doing business in the State, or organized, incorporated, qualified or registered under the laws of the State or to a “financial institution group,” which may be made up of one or more financial institutions. The State has also adopted Alabama Code (1975) Sections 40-16-1 to 40-16-8 (the “Excise Tax Act” and, together with the Alabama Privilege and Corporation Shares Tax Act, the “Tax Acts”), to provide an annual excise tax on “Financial Institutions.” Financial Institutions that are not domiciled in the State may be liable for the filing of tax returns and payment of privilege and excise taxes to the State if the financial institution is doing business within the meaning of the Tax Acts. “Financial Institution” within the meaning of the Tax Acts means any person, firm, corporation or legal entity doing business in the State as a national banking association, bank, banking association, trust company, industrial or other loan company, building and loan association or other institution or person employing moneyed capital coming into competition with the business of national banks. We are unable to render an opinion as to whether any creditor will incur a privilege tax and/or an excise tax or be required to file a State tax return as a result of the extension of credit contemplated by the other Transaction Documents. Potential liability for privilege and excise taxes within the State may depend upon the each creditor’s other activities in the State, which, together with the transactions contemplated by the Transaction Documents, could result in the determination that one or more of the creditors is doing business within the State. Ultimately, each creditor’s potential liability for any privilege tax or excise tax under the Tax Acts may depend upon interpretations by the Department of Revenue of the State and decisions by the courts of the State.

     D. Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual present knowledge of the particular Sirote & Permutt, P.C. attorney, Tom Ansley, who has represented the Guarantors during the course of our representation of the Guarantors in connection with the Opinion Documents. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court files or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of such representation.

     E. We are qualified to practice law in the State and we do not purport to express an opinion on any laws other than the laws of the State. The opinions expressed herein based on the laws of the State are limited to the laws generally applicable in transactions of the type covered by the Opinion Documents. This opinion is an expression of professional judgment regarding the legal matters addressed herein and is not a guaranty that a court will reach any particular result.

     F. No attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for the Guarantors. In permitting reliance hereon by any person or entity other than the Guarantors, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

     G. The opinions expressed above are rendered as of the date of this letter and we express no opinion as to circumstances or events, including without limitation changes in any applicable laws, which occur after that date, nor do we assume or accept any obligation to supplement or amend this opinion if any applicable laws change after the date hereof or if we become aware of any facts after the date hereof that might change the opinions expressed herein.

     H. The foregoing opinions are being furnished only to you and are solely for your benefit (and the benefit of your permitted successors and assigns) in connection with the Registration Statement. This opinion may not be relied upon by you or your successors or assigns for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

     I. We hereby consent to the references in the Registration Statement to our Firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,